UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 5, 2003

BARRINGTON SCIENCES CORPORATION

(Formerly known as: Financial Express Corporation)

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

33-27042-NY	93-0996537
(Commission File No.)	(I.R.S. Employer Identification No.)

1107 Bennet Drive Port Coquitlam, British Columbia, Canada	V3C 6H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (604) 868-7400

ITEM 2.                                                     Acquisition or Disposition of Assets.

Effective as of December 31, 2002, the registrant, Financial Express Corporation, a Nevada corporation (“FEC”), acquired all of the assets of Barrington Sciences International Corporation, a privately-held Canadian federally incorporated company, in a transaction otherwise than in the ordinary course of business.

The acquisition was effected pursuant to an Asset Purchase Agreement dated October 17, 2002 (the “Asset Purchase Agreement”) between Barrington Sciences International Corporation (“Barrington”), as seller, and FEC, as purchaser.  Barrington is engaged in the research, development, manufacture and distribution of specialized medical diagnostic test kits.  Barrington also is engaged in a joint venture in China with Shandong Weigao Group to facilitate the manufacture and distribution of the company’s diagnostic test kits in China.

Pursuant to the terms of the Asset Purchase Agreement, FEC acquired essentially all of the assets of Barrington, including all equipment, machinery, inventory, material contracts, goodwill, trademarks, patents and other intellectual property, as well as all of the issued and outstanding shares in the capital stock of Barrington’s wholly-owned subsidiary, ABP Diagnostics Limited, a company incorporated under the laws of England.  FEC also has acquired all unfilled orders and all other contracts, engagements or commitments to which Barrington was entitled in connection with Barrington’s on-going business, and it is FEC’s intent to assert all rights and perform all related obligations under such contracts.

As consideration for the sale of the assets, FEC issued to Barrington 19,701,653 shares of the common stock of FEC.  Following the acquisition, Barrington owns 84.03% of FEC’s common stock.

Subsequent to the closing of the asset acquisition, FEC changed its name to Barrington Sciences Corporation, and continues to pursue the business of developing, manufacturing and distributing medical diagnostic test kits.

The foregoing is only a summary of the transaction and is qualified in its entirety by the terms of the Asset Purchase Agreement referenced in the summary and attached as an Exhibit hereto.

In the two years prior to the acquisition of the Barrington business, FEC has not had any significant business activity other than efforts to find a business opportunity such as Barrington presented.  As of September 30, 2002, FEC had no assets and $22,153 in liabilities (as reported in the Company’s Form 10-Q for the quarter ended September 30, 2002).  Therefore, the Barrington business acquired by FEC essentially represents what FEC is today and the financial statements of the acquired business attached to this Form 8-K substantially reflect the current business and financial condition of FEC, subject to revisions to conform to U.S. generally accepted accounting principles.

At this time, FEC’s auditors are conducting an audit of FEC, including the business of Barrington acquired by FEC as described above for the year ended December 31, 2002, in accord with U.S. generally accepted accounting principles.  As soon as possible after such audit is complete, FEC (now Barrington Sciences Corporation) intends to file its annual Form 10-K, which will contain detailed information about FEC and its operations during 2002, including the acquired business.

ITEM 5.                                                     Other Events.

Effective as of January 15, 2003, FEC changed it name to “Barrington Sciences Corporation.”

ITEM 6.                                                     Resignations of Registrant’s Directors.

Pursuant to the terms of the Asset Purchase Agreement, and not as the result of any disagreement with the management of FEC on any matter relating to FEC’s operations, policies or practices, on December 13, 2002, Frank Baldwin resigned as a director of FEC.  Mr. Phil E. Pearce remained as a Director and Chairman of the Board. Effective as of December 13, 2002, George Moore, Charles Payne, Lorne Broten and Dr. Anthony Reynolds were elected as directors of FEC.

ITEM 7.                                                     Financial Statements and Exhibits.

Exhibits.

The following exhibits are filed as a part of this report:

2.1	Asset Purchase Agreement, dated October 17, 2002, between Barrington Sciences International Corporation, a Canadian corporation, and Financial Express Corporation, a Nevada corporation.
23	Consent of Independent Auditors
99.1

Financial Statements of Business Acquired.  NOTE:  These statements were prepared in accord with Canadian generally accepted accounting principles.  Financial Statements of the Company reflecting the Business Acquired as of December 31, 2002 prepared in accord with U.S. generally accepted accounting principles will be filed as soon as available.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barrington Sciences Corporation

	By:	Lorne Broten

Lorne Broten Chief Financial Officer

Date: February 5, 2003